AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 2, 1996

                                                     REGISTRATION NO. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON,  D.C.   20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                  LUKENS INC.
             (Exact name of registrant as specified in its charter)

              Delaware                                      23-2451900
        (State or other jurisdiction                    (I.R.S. Employer
      of incorporation or organization)                Identification No.)

        50 South First Avenue, Coatesville, Pennsylvania      19320
        (Address of principal executive offices)            (Zip Code)

                                  Lukens Inc.
                    1985 Stock Option and Appreciation Plan
                            (Full title of the plan)

                            William D. Sprague, Esq.
                 Vice President, Secretary and General Counsel
                                  Lukens Inc.
                             50 South First Avenue
                       Coatesville,  Pennsylvania   19320
                    (Name and address of agent for service)

                                 (610) 383-3379
         (Telephone number, including area code, of agent for service)
- -------------------------------------------------------------------------------
                        CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------

                                  Proposed          Proposed
                                  Maximum           Maximum        Amount
Title of            Amount        Offering          Aggregate        of
Securities          to be         Price             Offering     Registration
to be Registered    Registered    per Share (1)     Price (1)       Fee

- --------------------------------------------------------------------------------

Common Stock,
par value $0.01     900,000        $21.00           $18,900,000   $6,517.24
per share           shares

- -------------------------------------------------------------------------------
(1) Estimated pursuant to Securities and Exchange Commission Rule 457(c) only for the purpose of calculating the registration fee; based on the average of the high and low price per share of Common Stock of Lukens Inc. on July 31, 1996, as published in the NYSE-Composite Transactions quotations.

     The Registrant's responses to Items 3, 4, 5, 6 and 7 of Part II of its Registration Statement on Form S-8 (File No. 33-6673) are incorporated herein by reference pursuant to Instruction E of Form S-8.


Item 8.  Exhibits.
         --------

          The following documents are filed as exhibits hereto:


Exhibit                 Description
- -------                 -----------

4(1) Restated Certificate of Incorporation of Lukens Inc., as amended, including Certificate of Designation of Series A Junior Participating Preferred Stock and Certificate of Designation of Series B ESOP Convertible Preferred Stock (incorporated by reference to Exhibit 4(1) to Post-Effective Amendment No. 1 to Registrant's Form S-8 Registration Statement, Registration No. 33-23405)

4(2) By-laws of Lukens Inc. as amended June 26, 1991 (incorporated by reference to Exhibit 4(2) to Post-Effective Amendment No. 4 to Registrant's Form S-8 Registration Statement, Registration No. 33-6673)

4(3) Rights Agreement dated as of July 29, 1987, as amended as of July 25, 1990, between Lukens Inc. and Mellon Bank
                        (East) N.A. (incorporated by reference to Exhibit 1 to Registrant's Form 8-K Current Report dated July 25, 1990)

4(4) Form of Lukens Inc. Indenture dated as of July 1, 1992 (incorporated by reference to Exhibit 4(2) to Amendment No. 1 to Registrant's Form S-3 Registration Statement, Registration No. 33-49112)

5(1) Opinion of William D. Sprague, Esq., Vice President, Secretary and General Counsel of the Registrant, relating to the legality of 900,000 additional Shares registered herein under the Lukens Inc. 1985 Stock Option and Appreciation Plan

23(1)              Consent of William D. Sprague is
                   contained in the Opinion of Counsel filed as Exhibit 5(1)

23(2)              Consent of Arthur Andersen LLP

24(1) Power of Attorney (included on signature page)

99(1)              Lukens Inc. 1985 Stock Option and
                   Appreciation Plan, as amended April 24,
                   1996 (incorporated by reference to
                   Exhibit 10 to Registrant's Form 10-Q
                   Quarterly Report, for the quarter ended
                   March 30, 1996)

Item 9.   Undertakings.
          -------------

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ((S)230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section

     15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------



     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coatesville, Commonwealth of Pennsylvania, on the 31st day of July, 1996.


                                    LUKENS INC.


                                    By: /s/ R. William Van Sant
                                       ------------------------
                                       R. William Van Sant
                                       Chairman and
                                       Chief Executive Officer


                               POWER OF ATTORNEY
                               -----------------

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, R. W. VAN SANT, CHARLES B. HOUGHTON, JR., WILLIAM D. SPRAGUE and JOHN C. VAN RODEN, JR. and each of them as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                       Title                     Date
- ---------                       -----                     ----

/s/ R. William Van Sant         Chairman,                  July 31, 1996
- -----------------------         Chief Executive
R. William Van Sant             Officer and Director
                                (Principal Executive
                                 Officer)

/s/ John C. van Roden, Jr.      Senior Vice President,    July 31, 1996
- --------------------------      Chief Financial
John C. van Roden, Jr.          Officer and Treasurer
                                (Principal Financial
                                Officer)



/s/ Charles B. Houghton, Jr.    Vice President and        July 31, 1996
- ----------------------------    Controller (Principal
Charles B. Houghton, Jr.        Accounting Officer)



/s/ Michael O. Alexander        Director                  July 31, 1996
- --------------------------
Michael O. Alexander


/s/ Rod Dammeyer                Director                  July 31, 1996
- --------------------------
Rod Dammeyer


/s/ T. Kevin Dunnigan           Director                  July 31, 1996
- --------------------------
T. Kevin Dunnigan


/s/ Ronald M. Gross             Director                  July 31, 1996
- --------------------------
Ronald M. Gross


/s/ Sandra L. Helton            Director                  July 31, 1996
- --------------------------
Sandra L. Helton


/s/ William H. Nelson, III      Director                  July 31, 1996
- --------------------------
William H. Nelson, III


/s/ Stuart J. Northrop          Director                  July 31, 1996
- --------------------------
Stuart J. Northrop


/s/ David B. Price, Jr.         Director                  July 31, 1996
- --------------------------
David B. Price, Jr.


/s/ Joab L. Thomas              Director                  July 31, 1996
- --------------------------
Joab L. Thomas


/s/ W. Paul Tippett             Director                  July 31, 1996
- --------------------------
W. Paul Tippett